FAM VARIABLE SERIES FUNDS, INC.

FAM UTILITIES & TELECOMMUNICATIONS V.I. FUND

SERIES #13

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
7/8/2005	Gaz de France	3,600	104,606,161	Calyon Lazard – IXIS Merrill Lynch SG Corp & Investment Banking
10/10/2005	Telenet Group Inc	11,000	33,700,000	JP Morgan Lehman Brothers Merrill Lynch KBC Securities Goldman Sachs Dexia Bank Petercam Fortis Bank
12/6/2005	Axtel	400	921,690,000	Credit Suisse First Boston Merrill Lynch